                                                                Exhibit No. 99.1

                        TRUSTEE'S STATEMENT OF COMPLIANCE

I, YVETTE RIVERA acting on behalf of The Bank of New York (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated as of June 21, 2002, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Series 2002-1 Trust (AOL Time Warner Inc.) during the period from January 1, 2004 to December 31, 2004.

Date:  3-08, 2005

                                         THE BANK OF NEW YORK, as Trustee of

                                         CABCO SERIES 2002-1 TRUST
                                         (AOL TIME WARNER INC.)

                                         By: /s/  Yvette Y. Rivera
                                             ----------------------------------
                                             Name  :  YVETTE Y. RIVERA
                                             Title:   ASSISTANT VICE  PRESIDENT